UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Exponent, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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EXPONENT ISSUES NOTICE OF CHANGE IN LOCATION OF ANNUAL STOCKHOLDERS’ MEETING TO BE HELD ON MAY 28, 2020 DUE TO COVID-19 (VIRTUAL MEETING FORMAT)

PROVIDES ADDITIONAL INFORMATION REGARDING
THE 2020 ANNUAL MEETING OF STOCKHOLDERS

MENLO PARK, Calif., May 6, 2020 Exponent, Inc. (Nasdaq:EXPO), today announced that due to current shelter in place orders in the San Francisco Bay Area and public health concerns regarding the COVID-19 pandemic and the welfare of our stockholders, employees, and other stakeholders, Exponent has decided to forego for this year the physical location of the 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) to be held at 149 Commonwealth Drive, Menlo Park, California in favor of a virtual meeting format only, consistent with the proxy statement that we previously filed in respect of the 2020 Annual Meeting. The 2020 Annual Meeting will still be held at 8:00 a.m. Pacific Time on May 28, 2020.

As there will not be a physical location, stockholders will not be able to vote their shares in person at the 2020 Annual Meeting. The only way for stockholders to vote their shares is to submit a proxy in advance of the meeting using one of the methods described in the proxy materials for the 2020 Annual Meeting or to attend the meeting virtually per the instructions below.

We are committed to ensuring, to the extent possible, that stockholders will be afforded the ability to participate at the virtual meeting like they would at an in-person meeting. If you were a stockholder of record as of the close of business on April 1, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker or nominee, you are entitled to participate in the 2020 Annual Meeting, vote electronically and submit questions during the live webcast of the meeting by visiting www.meetingcenter.io/222060672 and entering your control number and the password, EXPO2020.

To be admitted to the 2020 Annual Meeting as a “stockholder” (with the option to vote your shares, examine the stockholder list and submit questions during the meeting), you must follow specific instructions, including, for stockholders of record, entering the control number you previously received and, for beneficial owners, obtaining a legal proxy and registering in advance for the virtual meeting.

If you are a beneficial owner and hold your shares through an intermediary, such as a bank, broker or nominee, you must register in advance to participate in the 2020 Annual Meeting, vote electronically and submit questions during the live webcast of the meeting. To register in advance, you must obtain a legal proxy from the bank, broker or other nominee that holds your shares giving you the right to vote the shares. You must forward a copy of the legal proxy along with your email address to Computershare Trust Company, N.A. (“Computershare”). Requests for registration should be directed to Computershare by email at legalproxy@computershare.com no later than 5:00 p.m. Eastern Time, on Monday, May 25,

2020. You will receive a confirmation of your registration and instructions on how to attend the meeting by email after Computershare receives your registration materials.

Beneficial owners that are unable to register in advance may still attend the 2020 Annual Meeting by visiting www.meetingcenter.io/222060672 as a “guest” but will not have the option to vote shares electronically or submit questions during the live webcast of the meeting. Stockholders may also submit questions in advance of the 2020 Annual Meeting by emailing your question, along with proof of ownership, to investor-relations@exponent.com.  We will, subject to time constraints, answer all questions that are pertinent to the business of the 2020 Annual Meeting.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page for the 2020 Annual Meeting.

Your vote is important to us. Whether or not you plan to participate in the live webcast of the 2020 Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the 2020 Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the virtual meeting format and may continue to be used to vote your shares in connection with the 2020 Annual Meeting. If you have already submitted your proxy, there is no need to submit another proxy or vote at the 2020 Annual Meeting unless you wish to change or revoke your vote.

As the normal business hours of our headquarters located at 149 Commonwealth Drive, Menlo Park, California 90425, have been affected due to the COVID-19 pandemic, we will make available, through electronic means, a list of stockholders of record as of the record date for inspection by stockholders for any purpose related to the meeting from May 27, 2020 through May 28, 2020. To access the electronic list during this time, please send your request, along with proof of ownership, by email to investor-relations@exponent.com. You will receive confirmation of your request and instructions on how to view the electronic list. The list will also be available to stockholders at www.meetingcenter.io/222060672 during the live webcast of the 2020 Annual Meeting.

We look forward to your participation at our virtual 2020 Annual Meeting.

The 2020 Annual Meeting on May 28, 2020 at 8:00 a.m. Pacific Time will be accessible at www.meetingcenter.io/222060672. Exponent Inc.’s Proxy Statement and Annual Report on Form 10-K for the fiscal year ended January 3, 2020 are available at www.edocumentview.com/EXPO.

About Exponent

Exponent is an engineering and scientific consulting firm providing solutions to complex problems. Exponent's interdisciplinary organization of scientists, physicians, engineers, and business consultants draws from more than 90 technical disciplines to solve the most pressing and complicated challenges facing stakeholders today. The firm leverages over 50 years of experience in analyzing accidents and failures to advise clients as they innovate their technologically complex products and processes, ensure the safety and health of their users, and address the challenges of sustainability.

Exponent may be reached at (888) 656-EXPO, info@exponent.com, or www.exponent.com.

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